UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2015, Essex Rental Corp. ("Essex"), Essex Crane Rental Corp. and Coast Crane Company (collectively, the "Company") entered into employment agreements with each of Nicholas Matthews and Kory Glen. The material terms of the employment agreements, as well as descriptions of any material relationships with any of the foregoing individuals are described below or previously have been reported in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2015.

The term of Mr. Matthews' and Mr. Glen's employment agreements are for one year and automatically extend for successive periods of one year unless either the Company or Mr. Matthews or Mr. Glen, respectively, shall have notified the other party in writing that such extension shall not take effect at least 90 days prior to the end of the initial term or of any extension. Mr. Matthews' and Mr. Glen's employment agreements reflect their current annual salaries of $400,000 and $255,000, respectively, that were effective January 1, 2015. The employment agreements also entitle Mr. Matthews and Mr. Glen to participate in the Company's bonus pool based on achievement of targets established by the Essex Board of Directors related to consolidated earnings before interest, taxes, depreciation and amortization. Mr. Matthews and Mr. Glen are also entitled to participate in the Company's 2008 Long-Term Incentive Plan and 2011 Long-Term Incentive Plan, any retirement plans, deferred compensation plans, group insurance, life, medical, dental, disability and other benefit plans of the Company and to receive fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company. Mr. Matthews and Mr. Glen are also entitled to reimbursement of approved expenses incurred in the performance of employment.

In addition, Mr. Matthews' employment agreement obligates the Company to re-nominate Mr. Matthews to the Essex Board of Directors at the expiration of each of his terms of office as a member of the Board of Directors and to use its best efforts to cause Mr. Matthews to be elected to the Essex Board of Directors. Mr. Matthews is not entitled to any fees or other compensation for serving on the Essex Board of Directors or the board of directors of Essex Crane Rental Corp., Coast Crane Company or any other subsidiary of the Company.

Pursuant to their respective employment agreements, if Mr. Matthews' or Mr. Glen's employment agreement is terminated by the Company without cause (other than by reason of the employee's death), by the employee for "good reason," for disability or by reason of the expiration of the term, assuming in all cases that the employee signs a release in favor of the Company and its affiliates, the employee will be entitled:

•
to payment of accrued but unpaid salary plus accrued but unused vacation, plus any bonus in respect of a prior and current year which has been earned but not yet paid and to reimbursement for the employee's reimbursable expenses; and

•
in the case of termination by the Company without cause or by the employee for good reason, to (a) payment of base salary for 12 months, (b) payment of employee's target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for 12 months;

•	in the case of termination by the Company for disability, to (a) payment of base salary for 12 months and (b) health benefits for 12 months;

•
in the event that the term has expired and the Company has elected not to renew the agreement, to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on the Company's performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months; or

•
in the event that the term of the agreement has expired and the employee has elected not to renew the agreement, at the election of the Company (if it decides to extend the non-solicit and non-compete covenants in the agreement for 12 months following expiration), to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on the Company's performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months.

In the event that the employee's employment is terminated by the Company for "cause", the Company must pay the employee accrued but unpaid salary plus accrued but unused vacation and must reimburse the employee for the employee's reimbursable expenses.

In each agreement, "cause" means the employee has:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of 30 days after the Company has given written notice to the employee;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex's Board of Directors, other egregious conduct in violation of laws governing the workplace;

•
been indicted for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of the Company or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached the employment agreement and such breach has not been cured within 30 days after the Company has given written notice to the employee.

In each agreement, "good reason" means:

•	a material breach by the Company of the employment agreement;

•	a material reduction in the employee's salary or a change in the bonus program that materially reduces the employee's bonus opportunity;

•
the employee ceases to be the Company's "principal executive officer" and "principal financial and accounting officer" for proxy reporting purposes during any period in which the Company is required to file a proxy under federal securities laws;

•
a material diminution in the employee's authorities, duties or responsibilities (provided that in Mr. Matthews' agreement, ceasing to serve on the Essex Board of Directors as a result of the vote of stockholders of Essex shall not constitute good reason); or

•	relocation of the principal location of the employee's employment of greater than twenty-five miles other than as approved by the employee.

In the event of termination of Mr. Matthews' or Mr. Glen's employment as a result of his respective death, the Company must pay to his respective estate accrued but unpaid salary plus accrued but unused vacation, plus any bonus in respect of a prior and current year which has been earned but not yet paid and the Company must reimburse the employee's estate for the employee's reimbursable expenses.

The foregoing description of Mr. Matthews' and Mr. Glen's employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated October 8, 2015, among Essex Rental Corp., Essex Crane Rental Corp. and Coast Crane Company and Nicholas Matthews
10.2	Employment Agreement, dated October 8, 2015, among Essex Rental Corp., Essex Crane Rental Corp. and Coast Crane Company and Kory Glen

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: October 13, 2015	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer